                                                                    EXHIBIT 23.3

                                    CONSENT


     We hereby consent to the reference to our firm under the heading "Experts" in the Form S-4 Registration Statement (No. 333-93321) of Arch Communications Group, Inc. ("Arch"). Our review and input only pertains to the FCC matters unique to Arch which are included in the description of the regulatory requirements under the Communications Act and the Telecommunications Act of 1996, and the regulations thereunder, set forth under "Industry
Overview -- Regulation", as this information is incorporated by reference therein. Stockholders of Arch should not rely on Wilkinson Barker Knauer, LLP with respect to any other matters or any other sections of the document.


                                          WILKINSON BARKER KNAUER, LLP

                                          By: /s/ KENNETH D. PATRICH
                                            ------------------------------------
                                              Kenneth D. Patrich


Date: August 8, 2000